Exhibit 107.1

Calculation of Filing Fee Tables

424B7

(Form Type)

COCA-COLA CONSOLIDATED, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $1.00 per share	415(a)(6)	666,147 (1)(2)		$343,858,419.93 (2)			424B7	333-251358	June 21, 2022	$31,875.68 (2)

	Total Offering Amounts					$343,858,419.93 (2)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement also covers any additional shares of Common Stock that may be offered or issued in connection with any stock split, stock dividend or other similar transaction.

(2)   Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder consist of 666,147 unsold shares of Common Stock previously registered under the prospectus supplement filed by the registrant on June 21, 2022 and the registration statement on Form S-3 (Registration No. 333-251358) filed by the registrant on December 15, 2020 (together, the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $31,875.68 registration fee previously paid in connection with the registration of such unsold shares of Common Stock will continue to be applied to such unsold shares, and the offering of such unsold shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this prospectus supplement and the registration statement on Form S-3 (Registration No. 333-276049) filed by the registrant on December 14, 2023.